UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 5, 2024
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EVENTBRITE, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-38658	14-1888467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
95 Third Street, 2nd Floor,
San Francisco, California 94103
(Address of principal executive offices) (Zip Code)

(415) 692-7779
(Registrant’s telephone number, include area code)

Not applicable
(Former name or former address, if changed since last report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	EB	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02 Results of Operations and Financial Condition
On November 7, 2024, Eventbrite, Inc. (the "Company") issued a press release and Shareholder Letter (the "Letter") announcing its financial results for the quarter ended September 30, 2024. Copies of the issued press release and the Letter are attached hereto as Exhibits 99.1 and 99.2, respectively, and each of the press release and the Letter are incorporated herein by reference. Additional supplemental financial information (the "Supplemental Information") has been posted to the Investor Relations section of the Company's website at investor.eventbrite.com.
The Company is making reference to non-GAAP financial information in the Letter, the Supplemental Information and the webcast. Reconciliations of these non-GAAP financial measures to their nearest GAAP equivalents are provided in the Letter and the Supplemental Information, as applicable.
The information furnished pursuant to Item 2.02 of this Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)(c)(e) On November 5, 2024, the Board of Directors (the “Board”) of the Company appointed Anand Gandhi as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer, effective as of November 19, 2024. Lanny Baker will continue as the Company’s Chief Operating and Financial Officer, principal financial officer and principal accounting officer through November 19, 2024, after which date he will continue as the Company’s Chief Operating Officer.
Mr. Gandhi, 48, previously served as Chief Financial Officer of Viator, Inc., the leading marketplace for travel experiences and a subsidiary of Tripadvisor, Inc., from May 2022 to November 2024. Prior to joining Viator, Mr. Gandhi served as Chief Financial Officer of Skillshare, Inc., an online learning marketplace for creative skills, from December 2019 to May 2022. Prior to joining Skillshare, Mr. Gandhi held various financial and strategic leadership roles in the consumer entertainment industry at Time Inc., Viacom Inc., The Walt Disney Company and Fox Entertainment Group. From 1999 to 2001, Mr. Gandhi served as an analyst in Mergers & Acquisitions at Morgan Stanley. Mr. Gandhi has served as a member of the board of directors of New_ Public, a non-profit R&D lab reimagining social media, since October 2024. Mr. Gandhi holds a B.A. from Columbia University.
There are no arrangements or understandings between Mr. Gandhi and any other persons pursuant to which he was selected as Chief Financial Officer of the Company. There are no family relationships between Mr. Gandhi and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act.
On November 5, 2024, the Company entered into an employment offer letter (the “Offer Letter”) with Mr. Gandhi, which is attached as Exhibit 10.1 and incorporated herein by reference, establishing his compensation:
Mr. Gandhi’s annual base salary will be $460,000, and he is eligible to participate in the Company's cash incentive program with a target of 70% of his base salary.
Mr. Gandhi will be granted a restricted stock unit award covering $4 million shares of the Company’s Class A common stock, which will vest over four years, with 25% of the RSUs vesting on the first anniversary of the grant date and the remainder vesting over the following three years, and a target number of performance stock units under the Company’s 2024-2026 PSU program covering $1 million shares of the Company’s Class A common stock.
Mr. Gandhi will receive a signing bonus of $300,000 in cash, the first 50% of which will be paid as soon as practicable following the three month anniversary of his start date and the remaining 50% of which will be paid as soon as practicable following the six month anniversary of his start date, in both cases subject to his continued employment with the Company through the one year anniversary of his start date.
Mr. Gandhi has also entered into the Company’s standard form of Indemnification Agreement and Executive Severance and Change in Control Agreement, both of which have been previously filed with the SEC.
The foregoing is only a brief description of the Offer Letter and is qualified in its entirety by reference to the Offer Letter filed as Exhibit 10.1 with this Form 8-K.

Item 9.01 Financial Statements and Exhibits
(d)    Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated November 5, 2024, between the Registrant and Anand Gandhi.
99.1	Earnings Press Release, dated November 7, 2024.
99.2	Shareholder Letter for the quarter ended September 30, 2024.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2024	EVENTBRITE, INC.

	By:	/s/ Julia Hartz
Julia Hartz
Chief Executive Officer